Exhibit 10(iii)(b)

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                   SUPPLEMENTAL RETIREMENT AGREEMENT

           AGREEMENT, made as of January 1, 1995 by and between PEC Israel Economic Corporation, a Maine corporation having its principal place of business at 511 Fifth Avenue, New York, N.Y. 10017 (the "Corporation"), and Frank J. Klein, residing at 33 Country Ridge Circle, Rye Brook, New York 10573 (the "Executive").

                         W I T N E S S E T H :

           WHEREAS, the Executive commenced employment with the Corporation as President effective January 1, 1995; and

           WHEREAS, the Corporation desires to provide the Executive with additional retirement benefits intended to supplement the benefits payable under certain tax-qualified and non-qualified retirement plans and to assure the Corporation of the Executive's continued services.

           NOW, THEREFORE, in consideration of the promises and covenants between the Corporation and the Executive, the parties hereto agree as follows:

1.    DEFINITIONS.

           As used in this Agreement, the following terms shall have the meaning set forth below:

           (a) "Actuarial Equivalent" shall mean, with regard to the Bank Pension Plan, "Actuarial Equivalent" as defined in Section 1.20 of the Bank Pension Plan, and with regard to the Corporation Pension Plan and to calculations under Section 2(a)(i) of this Agreement, "Actuarial
Equivalent" as defined in Section 2.3(j) of the Corporation Pension Plan.

           (b) "Affiliate" shall mean the Corporation and any entity affiliated with the Corporation within the meaning of Code Sections 414(b) with respect to controlled group of corporations, 414(c) with respect to trades or businesses under common control with the Corporation, 414(m) with respect to affiliated service groups, and any other entity required to be aggregated with the Corporation under Section 414(o) of the Code. No entity shall be treated as an Affiliate for any period during which it is not part of the controlled group, under common control or otherwise required to be aggregated under Code Section 414.

           (c) "Bank Pension Plan" shall mean the Israel Discount Bank of New York Pension Plan for Employees, as in effect November 1994 and as thereafter amended from time to time, and any other qualified defined benefit pension plan sponsored by the Israel Discount Bank of New York under which the Executive is entitled to receive benefits in any form.

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          (d)  "Bank SERP" shall mean the Israel Discount Bank of New York
Supplemental Executive Retirement Plan, originally effective January 1, 1991 and amended and restated as of January 1, 1995.

          (e) "Beneficiary" shall mean the Executive's legal spouse and, if the Executive is unmarried, the person or person (if any) designated by the Executive in a written election filed with the Committee, or, in the event no such designation is made, the Executive's estate.

          (f) "Board" shall mean the board of directors of the Corporation.
          (g) "Cause" shall mean the Executive's personal dishonesty or defalcation of money or property causing a loss to, or having a negative effect on, the Corporation.

          (h) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (i) "Compensation" shall mean the Executive's base salary paid by the Corporation to the Executive plus an amount equal to any bonus earned by the Executive. For purposes of this Agreement, a bonus shall be earned on the date when it is declared by the Board or any duly authorized committee thereof.

          (j) "Committee" shall mean the Committee, if any, appointed by the Board to administer the terms of this Agreement on behalf of the Corporation. If no Committee is appointed, the Board shall be deemed the Committee. Notwithstanding the foregoing, in no event shall the Executive serve on the Committee with respect to this Agreement.

          (k) "Corporation Pension Plan" shall mean the Employees' Retirement Plan of PEC Israel Economic Corporation, as in effect on January 1, 1995, and as thereafter amended from time to time, and any other qualified defined benefit pension plan sponsored by the Corporation under which the Executive is entitled to receive benefits in any form.

          (l) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          (m) "Normal Retirement Date" shall mean, with regard to the Bank Pension Plan, the "Normal Retirement Date" specified under Section 1.25 of the Bank Pension Plan and with regard to the Corporation Pension Plan, the "Normal Retirement Date" specified under Section 2.3(c) of the Corporation Pension Plan.

          (n) "Supplemental Benefits" shall mean the benefits payable under Section 2 herein, if any.


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           (o)  "Termination Date" shall mean the Executive's actual date of termination of employment with the Corporation and its Affiliates for any reason including, without limitation, retirement, death, disability, resignation or any termination of employment without Cause.

           (p) "Years of Service" shall mean all years of service recognized for benefit accrual purposes under either the Bank Pension Plan or the Corporation Pension Plan; provided, that, for purposes of this Agreement, if the Executive is credited with a year of service under one such pension plan he shall not be entitled to receive credit for an additional year of service under the other pension plan with respect to the same year of service.

2.    SUPPLEMENTAL BENEFITS AND PAYMENT.

           (a) Subject to Sections 2(e) and 2(f) below, the amount of the Supplemental Benefit under this Agreement, payable at the date specified in
Section 2(b) below, shall be equal to:

                (i) the Actuarial Equivalent lump sum value, as of the date specified in Section 2(b) below, of an annual pension of 1.5% of the average of the Executive's five (5) highest years of annual Compensation multiplied by the Executive's Years of Service, commencing at Normal Retirement Date (as defined in the Corporate Pension Plan) in the form of a single life annuity, less

                (ii) the sum of:

                     (x) the Actuarial Equivalent lump sum value
                         as of the date specified in Section 2(b) below of the benefit the Executive would receive under the Bank Pension Plan at Normal Retirement Date or, if the Executive receives a lump sum distribution from the Bank Pension Plan prior to distribution of Supplemental Benefits hereunder, the value of the benefit the Executive actually received under the Bank Pension Plan, increased with interest at 7.0% per annum, compounded annually from the date paid to the date of commencement under Section 2(b) below, plus

                     (y) the Actuarial Equivalent lump sum value
                         as of the date specified in Section 2(b) below of the benefit the Executive would receive under the Corporate Pension Plan at Normal Retirement Date, plus

                     (z) $144,070, which was the benefit the
                         Executive actually received under the Bank SERP, excluding amounts paid to the Executive

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                         as a gross-up for any income taxes due on the
                         benefit paid to him under the Bank SERP, increased with interest at 3.5% per annum, compounded annually from the date paid to the date of commencement under Section 2(b) below.

                For purposes of calculating the amount under Section 2(a)(i), if the Executive is employed for less than five (5) years, Compensation shall be averaged over the number of years during which the Executive performed services for the Corporation.

           (b) Subject to Section 17 below, the Supplemental Benefit described above shall be paid in a lump sum, which shall commence following the Executive's Termination Date, but in no event earlier than thirty (30) days or later than twelve (12) months following the Executive's Termination Date, as determined by the Committee in its sole discretion.

           (c) The Supplemental Benefit payable hereunder shall be subject to the same vesting rules as apply under the Corporation Pension Plan.


           (d) In the event that Supplemental Benefits hereunder commence being paid as of a date other than the Participant's Normal Retirement Date (as defined in the Corporation Pension Plan), the amount determined under
Section 2(a) shall be subject to adjustment to reflect such early or delayed commencement, if and to the extent that the Corporation Pension Plan provides for such adjustment with respect to amounts payable under such plan.
           (e) Notwithstanding the provisions contained in Sections 2(a) through 2(d) above, if the Executive is discharged for Cause, as determined by the Board in its sole discretion, the Executive (and his Beneficiary) shall forfeit all unpaid Supplemental Benefits under this Agreement.

           (f) In the event of the death of the Executive with a vested Supplemental Benefit hereunder, such Supplemental Benefit shall be paid to the Executive's Beneficiary in a lump sum as soon as administratively practical following such Executive's death, except that no Supplemental Benefit shall be paid to the Executive's Beneficiary if he is unmarried at the time of his death and he dies prior to his Normal Retirement Date (as defined in the Corporation Pension Plan). Notwithstanding the foregoing, if the Executive reaches his Termination Date for any reason other than death, and the Executive dies unmarried after his Termination Date but prior to the date of payment of his Supplemental Benefit, the vested Supplemental Benefit shall be paid to his designated Beneficiary in a lump sum as soon as administratively practical following his death.




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3.    PAYMENT FROM GENERAL ASSETS.

           This Agreement is "unfunded" and Supplemental Benefits payable hereunder shall be paid by the Corporation out of its general assets. Neither the Executive nor his Beneficiary shall have any interest in any specific asset of the Corporation as a result of this Agreement.

4.    NON-ALIENATION OF BENEFITS.

           To the maximum extent permitted by law, Supplemental Benefits payable under this Agreement shall not be subject to assignment, transfer, sale, pledge, encumbrance, alienation or charge by the Executive (or a Beneficiary).

5.    ADMINISTRATION OF AGREEMENT.

           (a) The Committee shall have the authority and responsibility for the administration and interpretation of this Agreement and may appoint an officer of the Corporation to act as the administrator and to attend to the regular administrative details of this Agreement.

           (b) All expenses incurred in administering this Agreement shall be paid by the Corporation and none shall be paid by the Executive.

6.    WITHHOLDING.

           All payments under this Agreement shall be subject to the withholding of such amounts relating to Federal, state or local taxes as the Corporation may reasonably determine it should withhold based on applicable law or regulations.

7.    AMENDMENT OR TERMINATION OF AGREEMENT.

           This Agreement may be amended, suspended or terminated at any time pursuant to a written resolution adopted by a majority of the members of the Board in their sole discretion. However, no amendment, suspension or termination of this Agreement may have a material adverse effect upon the Executive's accrued rights under this Agreement based on the Executive's Years of Service and Compensation up to the date of such amendment, suspension or termination, unless the Executive consents to such amendment, suspension or termination in writing. In the event of such termination, the Corporation may distribute to the Executive his accrued benefit hereunder and shall have no further obligation hereunder.

8.    NON-EXCLUSIVITY.

           The execution of this Agreement shall not affect the

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Executive's right to participate in any other employee benefit plan or program sponsored by the Corporation, if the Executive is otherwise eligible to participate.

9.    LIMITATION OF RIGHTS.

           Nothing contained herein shall confer upon the Executive the right to be retained in the service of the Corporation, nor shall it interfere with the right of the Corporation to discharge the Executive at any time for any reason whatsoever.

10.   GOVERNING LAW.

           To the extent not governed by the Code and ERISA, this Agreement is governed by and shall be construed in accordance with the laws of the State of New York, applied without regard to conflict of law principles.

11.   CLAIMS PROCEDURE.

           (a) The Committee shall be responsible for determining all claims for benefits under this Agreement by the Executive or his Beneficiaries. Within ninety (90) days after receiving a claim (or within up to one hundred eighty (180) days, if the claimant is so notified, including notification of the reason for the delay), the Committee shall notify the Executive or Beneficiary of its decision in writing, giving the reasons for its decision if adverse to the claim. If the decision is adverse to the claimant, the Committee shall advise the claimant of the provisions of this Agreement that are involved, of any additional information which the claimant must provide to perfect his claim and why, and of his right to request a review of the decision.

           (b) A claimant may request a review of an adverse decision by written request to the Committee made within sixty (60) days after receipt of the decision. The claimant, or his duly authorized representative, may review pertinent documents and submit written issues and comments.

           (c) Within sixty (60) days after receiving a request for review, the Committee shall notify the claimant in writing of (i) its decision, (ii) the reasons therefore, and (iii) the provisions of this Agreement upon which it is based.

           (d) The Committee may at any time alter the claims procedure set forth above, so long as the revised claims procedure complies with ERISA and the regulations issued thereunder.

           (e) The Committee shall have the full power and authority to interpret, construe and administer this Agreement in its sole discretion based on the provisions of this Agreement and to decide any

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questions and settle all controversies that may arise in connection with this Agreement. Both the Committee's and the Board's interpretations and construction thereof, and actions thereunder, including the amount of the payment to be made hereunder, shall be final, binding and conclusive on all persons for all persons. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement.

12.   CONSTRUCTION OF AGREEMENT.

           Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create a fiduciary relationship between the Corporation and the Executive, his designated Beneficiaries or any other person. Any funds which may be invested under the provisions of this Agreement shall continue for all purposes to be part of the general funds of the Corporation and no person other than the Corporation shall by virtue of the provisions of this Agreement have any interest in such funds. To the extent that any person acquires a right to receive payments from the Corporation under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

13.   MINORS AND INCOMPETENTS.

           If the Committee shall find that any person to whom amounts are payable under this Agreement is unable to care for his or her affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, parent, or brother or sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Committee may determine in its sole discretion. Any such payment shall be a complete discharge of the liabilities of the Corporation, the Committee and the Board under this Agreement.

14.   PAYMENT NOT SALARY.

           Any benefit payable under this Agreement shall not be deemed salary or other compensation to the Executive for the purposes of computing benefits to which he may be entitled under any pension plan or other arrangement of the Corporation, an Affiliate or Israel Discount Bank of New York for the benefit of their respective employees, except as may be specifically set forth in such plan or arrangement.

15.   SEVERABILITY.

           In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect

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the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision never existed.

16.   SALE OF ASSETS.

           In the event that the Corporation sells all or substantially all of the assets of its business and the acquiror of such assets assumes the obligations hereunder, the Corporation shall be released from any liability imposed herein and shall have no obligation to provide any benefits payable hereunder.

17.   SECTION 162(m) DEDUCTION LIMITATION.

           Notwithstanding anything else herein, the Committee at any time may, in its sole discretion, and, after taking into account all amounts payable by the Corporation to the Executive (whether or not payable under this Agreement), limit the amount of Supplemental Benefits payable hereunder during any taxable year of the Corporation solely to the extent necessary to prevent the application of Section 162(m) of the Code (or any similar or successor provision) and to preserve the deductibility of the Supplemental Benefits payable hereunder by the Corporation. To the extent that any amount of the Supplemental Benefits is not paid to the Executive as a result of this Section, such additional amount shall be paid to the Executive in the Corporation's subsequent taxable year.

18.   HEADINGS.

           The headings in this Agreement are inserted for convenience of reference only and shall have no effect upon the meaning of the provisions hereof.

           IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed and the Executive has hereunto set his hand as of the 1st day of January, 1995.

                                PEC ISRAEL ECONOMIC CORPORATION


                                By: /s/RAPHAEL RECANATI
                                    --------------------------
                                Title: Chairman



                                    /s/FRANK J. KLEIN
                                    --------------------------
                                       Frank J. Klein






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